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                                                                      EXHIBIT 7

                         CONSENT OF NORWEST CORPORATION

TO:     Sherritt Coal Acquisition Inc.
AND TO: The Board of Directors of Sherritt Coal Acquisition Inc.[ql]

     We hereby consent to the reference to our firm under the heading "Summary of Distributable Cash Flows of the Canadian Coal Trust" appearing in Appendix A to the Circular and to our "Independent Opinion of Norwest Corporation Regarding Line Creek Mine Plan and Cost Estimates" appearing in Appendix D to the Circular, pursuant to the Enhanced Offer dated December 16, 2002 by Sherritt Coal Acquisition Inc. to the holders of Shares of Fording Inc., which is also part of the Registration Statement under the UNITED STATES SECURITIES ACT OF 1933, as amended, of Sherritt International Corporation and the Canadian Coal Trust filed with the Securities and Exchange Commission, and any amendments thereto.





Calgary, Alberta                                        /s/ NORWEST CORPORATION
December 16, 2002